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                                                                   Exhibit 10.10







                                   MELLON BANK

                          EXECUTIVE LIFE INSURANCE PLAN

                            Effective January 1, 1993

                       Amended Effective November 16, 1996

                       Amended Effective January 15, 1999




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                             TABLE OF CONTENTS
                             -----------------

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                                                                                  PAGE
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
PREAMBLE                                                                            1

ARTICLE I                                                                           1

       DEFINITIONS                                                                  1

              1.1     Affiliates                                                    1
              1.2     Base Salary                                                   1
              1.3     Beneficiary                                                   1
              1.4     Board                                                         1
              1.5     Change in Control                                             1
              1.6     Code                                                          1
              1.7     Committee                                                     2
              1.8     Company                                                       2
              1.9     Coverage Adjustment Date                                      2
              1.10    Disability                                                    2
              1.11    Economic Benefit                                              2
              1.12    Effective Date                                                2
              1.13    Eligible Employee                                             2
              1.14    Employee                                                      2
              1.15    Human Resources Committee                                     2
              1.16    Insurance Company                                             2
              1.17    Lump Sum Payment Option                                       2
              1.18    Net Cumulative Premiums                                       2
              1.19    Participant                                                   3
              1.20    Participation Agreement                                       3
              1.21    Plan                                                          3
              1.22    Plan Year                                                     3
              1.23    Policy                                                        3
              1.24    Retirement                                                    3
              1.25    Subsidiary                                                    3
              1.26    Survivor Income Option                                        3
              1.27    Years of Service                                              3

ARTICLE II                                                                          3

       PARTICIPATION                                                                3

              2.1     Participation                                                 3
              2.2     Insurability                                                  4
              2.3     Commencement of Coverage                                      4
              2.4     Increases in Coverage                                         4
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                                       i

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
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                                                                                  PAGE
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
              2.5     Declining Coverage                                            4
              2.6     Relation to Other Plans                                       4

ARTICLE III                                                                         5

       LIFE INSURANCE COVERAGE                                                      5

              3.1     Amount of Insurance                                           5
              3.2     Disability                                                    5
              3.3     Insurance Contract                                            5
              3.4     Continuation or Split of Policy after Retirement              6
              3.5     Assignment                                                    6
              3.6     Payment of Premiums and Contributions                         7
              3.7     Forms of Death Benefit                                        7
              3.8     Lump Sum Payment Option                                       8
              3.9     Survivor Income Option                                        8

ARTICLE IV                                                                          9

       OPTION TO PURCHASE INSURANCE POLICY ON TERMINATION OF
       EMPLOYMENT                                                                   9

ARTICLE V                                                                           10

       OPTION TO PURCHASE INSURANCE POLICY IN CERTAIN EVENTS                        10

              5.1     Option to Purchase Policy                                     10
              5.2     Elimination of Coverage                                       10
              5.3     Change in Control                                             10

ARTICLE VI                                                                          12

       BENEFICIARY DESIGNATION                                                      12

              6.1     Designation of Beneficiary                                    12
              6.2     Failure to Designate Beneficiary                              12

ARTICLE VII                                                                         12

       ADMINISTRATION                                                               12

              7.1     Administrator                                                 12
              7.2     Powers and Duties                                             13
              7.3     Procedures                                                    14
              7.4     Establishment of Rules                                        15



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
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                                                                                  PAGE
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
              7.5     Limitation of Liability                                       15
              7.6     Compensation and Insurance                                    15
              7.7     Removal and Resignation                                       16
              7.8     Claims Procedure                                              16

ARTICLE VIII                                                                        16

       AMENDMENT AND TERMINATION OF PLAN                                            16

ARTICLE IX                                                                          16

       MISCELLANEOUS                                                                16

              9.1     Restriction on Assignment                                     16
              9.2     Unsecured General Creditor                                    17
              9.3     Tax Liability and Withholding                                 17
              9.4     ERISA Plan                                                    18
              9.5     Employment Not Guaranteed                                     18
              9 6     Protective Provisions                                         18
              9.7     Gender, Singular & Plural                                     18
              9.8     Captions                                                      18
              9.9     Validity                                                      19
              9.10    Notices and Elections                                         19
              9.11    Notice to Insurance Company                                   19
              9.12    Applicable Law                                                19
              9.13    Waiver of Breach                                              19
              9 14    Benefit                                                       20





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                                   MELLON BANK

                          EXECUTIVE LIFE INSURANCE PLAN


                                    PREAMBLE

         The purpose of this Mellon Bank Executive Life Insurance Plan (the "Plan") is to provide life insurance coverage for eligible key executive employees of Mellon Bank, N.A. (the Company) and its Affiliates. The Plan will be effective as of January 1, 1993.

                                    ARTICLE I

                                   DEFINITIONS

         When used herein, the following words shall have the following meanings unless the content clearly indicates otherwise:

         1.1 Affiliates. "Affiliates" means Mellon Bank Corporation and its Subsidiaries.

         1.2 Base Salary. "Base Salary" means (i) an active Employee's annual base salary as of the last Coverage Adjustment Date preceding his death and (ii) a retired Employee's annual base salary immediately preceding his termination of employment with the Company or its Affiliates. Annual base salary excludes all bonuses, incentive and supplemental compensation and other payments and benefits, except fixed base salary.

         1.3 Beneficiary. "Beneficiary" means the person or persons designated as such in accordance with Article VI.

         1.4 Board. "Board" means the Board of Directors of Mellon Bank Corporation or any committee thereof acting within the scope of its authority.

         1.5 Change in Control. "Change in Control" shall have the meaning set forth in Section 5.3.

         1.6 Code. "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.



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         1.7 Committee. "Committee" means the Corporate Benefits Committee of
Mellon Bank Corporation appointed to administer the Plan pursuant to Article
VII.

         1.8 Company. "Company" means Mellon Bank, N.A. and, whenever applicable, its Affiliates.

         1.9 Coverage Adjustment Date. "Coverage Adjustment Date" means the date during each year, selected by the Committee from time to time in its discretion, on which changes or increases in coverage will take effect.

         1.10 Disability. "Disability" means a condition that qualifies as a disability under the Mellon Bank Group Long-Term Disability Plan.

         1.11 Economic Benefit. "Economic Benefit" means the value of the economic benefit of life insurance coverage under this Plan for income tax purposes, determined based on revenue rulings issued by the Internal Revenue Service and other applicable authorities.

         1.12 Effective Date. "Effective Date" means January 1, 1993.

         1.13 Eligible Employee. "Eligible Employee" means an Employee who is a Senior Vice President or above and is designated by the Human Resources Committee to participate in the Plan

         1.14 Employee. "Employee" means any person employed by the Company or its Affiliates on a regular full-time salaried basis, including officers of the Company.

         1.15 Human Resources Committee. "Human Resources Committee" means the Human Resources Committee of the Board.

         1.16 Insurance Company. "Insurance Company" means an insurance company selected by the Company to provide coverage for Participants pursuant to the terms of the Plan.

         1.17 Lump Sum Payment Option. "Lump Sum Payment Option" means the lump sum payment option for death benefits under this Plan which is described in
Section 3.8.

         1.18 Net Cumulative Premiums. "Net Cumulative Premiums" means premiums paid by the Company on a Policy net of (i) reimbursements or contributions to premiums on the




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Policy made by a Participant and (ii) any withdrawals or loans from cash value of the Policy made to the Company.

         1.19 Participant. "Participant" means an Eligible Employee who has completed the underwriting requirements of the Insurance Company and who is notified by the Company that he is participating in the Plan in accordance with the provisions of Article II.

         1.20 Participation Agreement. "Participation Agreement" means a written agreement between the Company and the Participant under which the Participant agrees to participate in the Plan pursuant to Section 2.1.

         1.21 Plan. "Plan" means this Executive Life Insurance Plan as set forth in this document and as the same may be amended, administered or interpreted from time to time.

         1.22 Plan Year. "Plan Year" means the calendar year.

         1.23 Policy. "Policy" means a life insurance policy providing coverage under this Plan.

         1.24 Retirement. "Retirement" means termination of a Participant's employment with the Company or its Affiliates for reasons other than death or Disability after the Participant has either (i) attained age fifty-five (55) and completed at least five (5) Years of Service or (ii) attained age sixty-five
(65) and completed at least one (1) Year of Service.

         1.25 Subsidiary. "Subsidiary" means a corporation the majority of the outstanding stock of which is owned directly or indirectly by Mellon Bank Corporation.

         1.26 Survivor Income Option. "Survivor Income Option" means the survivor income option for death benefits under this Plan which is described in
Section 3.9.

         1.27 Years of Service. "Years of Service" means a Participant's actual years of service, unless otherwise determined by the Human Resources Committee

                                   ARTICLE II

                                  PARTICIPATION

         2.1 Participation. Any Eligible Employee may enroll in the Plan by completing a Participation Agreement, the underwriting requirements of the Insurance Company and any other




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enrollment steps required by the Company for coverage to begin. An Eligible
Employee shall become a Participant in the Plan when he is notified in writing that his participation has been approved by the Company. During a leave of absence, coverage will remain in effect for a maximum of ninety (90) days.

         2.2 Insurability. Eligible Employees are not automatically entitled to all insurance coverage offered under the Plan. Each Eligible Employee will be covered up to the amount of guarantee issue determined by the Insurance Company, but must satisfy the Insurance Company's requirements for obtaining additional insurance before he becomes covered for additional amounts under the Plan.

         2.3 Commencement of Coverage. Subject to the limitations of Sections
2.1 and 2.2, (i) an Employee who is an Eligible Employee on January 1, 1993 will be covered under the Plan as of January 1, 1993, and (ii) any other Eligible Employee will be covered under the Plan when coverage is approved by the Insurance Company.

         2.4 Increases in Coverage. When a Participant's Base Salary is increased, the amount of his life insurance coverage under this Plan will increase on the next Coverage Adjustment Date, except as provided in this
Section 2.4. Any increase in coverage will not take effect until such additional coverage is approved by the Insurance Company, and a Participant may be required to satisfy the Insurance Company's requirements for obtaining additional insurance before he becomes covered for an additional amount of life insurance coverage under the Plan. A Participant's coverage under the Plan will be limited to the coverage issued by the Insurance Company.

         2.5 Declining Coverage. An Eligible Employee may decline coverage under the Plan. However, any such Eligible Employee will be required to satisfy the Insurance Company's requirements for obtaining insurance before he may become covered under the Plan at a later date.

         2.6 Relation to Other Plans. Eligible Employees shall be limited to non-contributory life insurance coverage of $50,000 under the Company's group term life insurance plan.



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



                                   ARTICLE III

                             LIFE INSURANCE COVERAGE

         3.1 Amount of Insurance. The amount of life insurance coverage which will be payable to the Beneficiary designated by the Participant will be determined based on the employment status of the Participant with the Company at the time of his death. In each case, there will be subtracted fifty thousand dollars ($50,000) which is payable under the group term life insurance plan covering the Participant maintained by the Company. Subject to the foregoing adjustment, the amounts of life insurance coverage under this Plan are as follows:

                  (a) During Employment. While employed with the Company, a Participant will have life insurance coverage equal to two (2) times his Base Salary.

                  (b) After Retirement. After Retirement from the Company, a Participant will have life insurance coverage equal to one (1) times his final Base Salary.

                  (c) Limitation on Amount of Coverage. The amount of life insurance coverage under the Plan will be limited to the amount of coverage issued by the Insurance Company on the Participant under this Plan.

         3.2 Disability. If a Participant suffers a Disability, the Participant's life insurance coverage will be continued by the Company during the period of Disability until the Participant reaches age sixty-five (65) or begins to receive benefits under the Mellon Bank Retirement Plan, whichever is sooner. All premiums for this coverage will be paid by the Company. When a disabled Participant reaches age sixty-five (65) or begins to receive benefits under the Mellon Bank Retirement Plan, whichever is sooner, the Participant will continue to have life insurance coverage equal to one (1) times his final Base Salary on the date of his Disability, as if he had retired from employment with the Company.

         3.3 Insurance Contract. To provide the insurance coverage under the Plan, the Company shall acquire one or more insurance policies ("Policies") on the life of each Participant. Except as otherwise specifically provided, the Company will be the owner and hold all the incidents of ownership in these Policies, including the rights to borrow and make withdrawals




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from any Policies, and the entire interest in the cash value with respect to these Policies shall belong to the Company. The Company may withdraw cash value from a Policy up to the Net Cumulative Premiums paid by the Company on the Policy at or after a Participant's Retirement and may withdraw all cash value from a Policy if a Participant terminates employment with the Company before Retirement.

         The Participant may specify in writing to the Company the Beneficiary or Beneficiaries for his life insurance coverage under this Plan. Upon receipt of a written request from the Participant, the Company will immediately take such action as shall be necessary to implement such Beneficiary designation. Any death benefits under Policies on the life of the Participant owned by the Company that exceed the amount payable to the Participant's Beneficiary under this Plan shall be payable to the Company.

         3.4 Continuation or Split of Policy after Retirement. At its option, the Company may (a) continue the life insurance coverage for the Participant after his Retirement in the same form and subject to the same terms and provisions of this Plan as if he remained employed with the Company, except that the total amount of coverage for the Participant shall not exceed the amount specified in Section 3.1(b), or (b) arrange to split the Policies insuring the Participant upon Retirement so that the Company and Participant receive one or more separate life insurance policies following the Participant's Retirement. In the event the Company elects the latter, the Participant shall receive a life insurance policy on his life with a death benefit equal to the amount specified in Section 3.1(b).

         3.5 Assignment. A Participant may assign, revocably or irrevocably, to one or more individuals or trustees all or any part of his right, title, claim, interest, benefit and all other incidents of ownership which he may have in any Policies providing his life insurance coverage under this Plan, provided that any such assignment shall be subject to Section 9.1 and the other terms of the Plan and shall not apply to any rights to survivor income payments. Such assignee shall then have all rights and obligations which have been assigned and otherwise are the Participant's under this Plan. In the event that there has been such an assignment, the term




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Employee or Participant shall mean the Employee's or Participant's assignee (or any subsequent assignee) as the context requires, in connection with ownership, actions, elections, or other events concerning life insurance coverage on the Participant.

         3.6 Payment of Premiums and Contributions.

                  (a) During Employment. All premiums for life insurance coverage under this Plan while a Participant is employed with the Company will be paid by the Company. The Participant will be required each year to reimburse to the Company an amount equivalent to the Economic Benefit of this coverage if he elects the Lump Sum Payment Option for his death benefit.

                  (b) After Retirement. All premiums for life insurance coverage under this Plan for eligible retired Participants will be paid by the Company. The Participant will be required each year to include in income for income tax purposes or to reimburse to the Company an amount equivalent to the Economic Benefit of this coverage if he elects the Lump Sum Payment Option for his death benefit, or otherwise will realize taxable income if the Company distributes a life insurance policy to him pursuant to Section 3.4(b).

         3.7 Forms of Death Benefit. During employment and at Retirement, a Participant may elect either a Lump Sum Payment Option (as described in Section 3.8) or Survivor Income Option (as described in Section 3.9) for payment of his life insurance coverage under this Plan.

         The Participant shall elect the Lump Sum Payment Option or Survivor Income Option for his pre-retirement coverage when he enrolls in the Plan, provided no election of the Survivor Income Option shall be effective to the extent the Participant has previously made an irrevocable, absolute assignment of all incidents of ownership in his pre-retirement life insurance coverage under the Plan. The Participant's initial election (or any subsequent election made pursuant to this Section) shall continue to be effective for all subsequent calendar years, unless the Participant files a further election prior to the beginning of any subsequent calendar year. Any new election shall become effective for the calendar year next following the calendar year in which the new election is filed with the Company. All elections of a Lump Sum Payment Option



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


or Survivor Income Option for pre-retirement coverage shall terminate upon the Participant's Retirement.

         Unless the Company, at its option, determines to provide a Participant's life insurance coverage after Retirement by splitting the Policies on the Participant's life and distributing a life insurance policy to the Participant, as described in Section 3.4(b), the Participant shall elect the Lump Sum Payment Option or Survivor Income Option for his post-retirement coverage at any time prior to the date of his Retirement, provided no election of the Survivor Income Option shall be effective to the extent the Participant has previously made an irrevocable, absolute assignment of all incidents of ownership in his post-retirement life insurance coverage under the Plan. The Participant's election shall become irrevocable upon his Retirement and shall continue to be effective for all subsequent years.

         3.8 Lump Sum Payment Option. If a Participant elects the Lump Sum Payment Option and dies while such election is in effect, the Company will provide all death benefit payable under Section 3.1 through a lump sum death benefit paid directly from the life insurance company to the Participant's Beneficiary under an endorsement split dollar life insurance program.

         The Company shall execute an endorsement to the Policy endorsing to the Participant that portion of the death benefit to which the Participant is entitled under Section 3.1. The Participant's interest in the Policy shall be subject to the terms and conditions of the Plan and the endorsement.

         3.9 Survivor Income Option. If a Participant elects the Survivor Income Option and dies while such election is in effect, the Company will make taxable annual payments to the Participant's Beneficiary in accordance with this Section
3.9. In such event, no amount shall be payable to the Participant's Beneficiary from the proceeds of the Policies under the Lump Sum Payment Option. In lieu thereof, the Company shall make annual taxable payments to the Participant's Beneficiary designated in accordance with Article VI for ten (10) years. Such payments shall have a net present value, using a discount rate established by the Committee from



                                       8
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time to time, equal to the applicable amount described in Section 3.1 as of the date of the Participant's death and shall be increased by the value of the Company's federal and state income tax benefit. The value of the Company's tax benefit shall be determined in such manner as the Committee may select, from time to time, in its complete and sole discretion. At its option, the Company may, upon the Participant's death or at any time thereafter, pay any remaining payments under the Survivor Income Option in a single taxable lump sum payment.

         At any time after a Change in Control which occurs after a Beneficiary has begun to receive payments, the Beneficiary may elect to receive an immediate taxable lump sum payment of the present value (as determined by the Committee) of his remaining payments under the Survivor Income Option, reduced by a penalty, which shall be forfeited to the Company, equal to six percent (6%) of such remaining payments, provided this penalty may be adjusted from time to time by the Committee in its discretion.

         An election of a Survivor Income Option will terminate all the Participant's and the Company's rights and obligations under the Lump Sum Payment Option, while such election remains in effect.

                                   ARTICLE IV

        OPTION TO PURCHASE INSURANCE POLICY ON TERMINATION OF EMPLOYMENT

         If a Participant terminates employment with the Company before Retirement, but after five (5) Years of Service, the Participant may elect, in writing received by the Company not later than sixty (60) days after his termination of employment, to purchase the Policy on his life (or portion thereof with an aggregate death benefit equal to all or part of the insurance coverage in effect for him under this Plan immediately prior to his termination of employment) for an amount equal to the greater of (i) the cash value of the insurance policy transferred to the Participant or (ii) the Net Cumulative Premiums incurred as a result of providing the Participant's coverage under the Plan. A Participant who purchases an insurance policy will thereafter be required to pay all future premiums on the insurance policy. A Participant's life insurance coverage under this Plan will remain in effect during this sixty
(60) day period.



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         If the Participant does not elect to purchase the Company's interest in the Policy, all incidents of ownership of the Policy (if any) held by the Participant shall be transferred to the Company. At the time the Participant purchases the Company's interests in the Policy, or the Participant's incidents of ownership are transferred to the Company, the Company shall have no further legal or equitable obligations of any kind to the Participant under this Plan.

         If a Participant's employment with the Company terminates before Retirement, and with less than five (5) Years of Service, the Participant's coverage under this Plan shall cease, and the Company shall have no further legal or equitable obligations of any kind to the Participant under this Plan.

                                    ARTICLE V

              OPTION TO PURCHASE INSURANCE POLICY IN CERTAIN EVENTS

         5.1 Option to Purchase Policy. The Participant may elect, in writing received by the Company not later than sixty (60) days after the Participant receives written notice from the Company of an event described in Section 5.2, to purchase from the Company the Policy (or portion thereof) providing the amount of his life insurance coverage then in effect under this Plan for an amount equal to the greater of (i) the cash value of the insurance policy transferred to the Participant or (ii) the Company's Net Cumulative Premiums incurred as a result of providing the Participant's coverage under the Plan. A Participant who purchases an insurance policy will cease to be covered under this Plan and will thereafter be required to pay all future premiums on the insurance policy.

         5.2 Elimination of Coverage. Any Participant whose coverage is eliminated pursuant to Article VIII of this Plan (without being replaced with an equivalent amount of coverage under another plan of the Company) shall have the option pursuant to Section 5.1 to purchase the Policy (or portion thereof) providing the amount of his life insurance coverage in effect under this Plan immediately prior to the elimination of such coverage.

         5.3 Change in Control. For purposes of this Plan the term "Change in Control" shall mean:



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                  (a) The occurrence with respect to the Corporation of a
"control transaction", as such term is defined in Section 2542 of the Pennsylvania Business Corporation Law of 1988, as of August 15, 1989; or

                  (b) Approval by the stockholders of the Corporation of (i) any consolidation or merger of the Corporation where either (x) the holders of voting stock of the Corporation immediately before the merger or consolidation will not own more than 50% of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation or (y) the Incumbent Directors immediately before the merger or consolidation will not hold more than 50% (rounded to the next whole person) of the seats on the board of directors of the continuing or surviving corporation, or (ii) any sale, lease or exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; or

                  (c) A change of 25% (rounded to the next whole person) in the membership of the Board of Directors within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period (i) was approved by the vote of 85% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period and (ii) was not as a result of an actual or threatened election with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors. As used in this Section 5.3, the term "Incumbent Director" means as of any time a director of the Corporation (x) who has been a member of the Board of Directors continuously for at least 12 months or (y) whose election or nomination as a director within such period met the requirements of clauses (i) and (ii) of the preceding sentence.

         Notwithstanding any other provision of this Plan, without the written consent of the Participant (or Beneficiary of a deceased Participant) affected thereby, the Company may not amend or terminate this Plan, except to comply with legal requirements:




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



                  (a) for a period of twenty-four (24) months following a Change in Control; or

                  (b) at any time thereafter, in any manner which affects any Participant (or Beneficiary of a deceased Participant) who receives payments of benefits under this Plan or has a termination of employment for any reason at any time during the period of twenty-four (24) months following the Change in Control.

                                   ARTICLE VI

                             BENEFICIARY DESIGNATION

         6.1 Designation of Beneficiary. Each Participant (or his assignee in the case of an assignment of the Participant's life insurance coverage pursuant to Section 3.5 of this Plan) shall have the right to designate a Beneficiary or Beneficiaries to whom payment of the Participant's death benefit under this Plan shall be made in the event of the Participant's death. Such designation shall be made on a form prescribed by and delivered to the Company. Except where such designation is irrevocable, the Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

         6.2 Failure to Designate Beneficiary. If a Participant shall fail to designate a Beneficiary before his demise, or if no designated Beneficiary survives the Participant, the Committee shall direct the Company to make payment under this Plan to the executor or administrator for the Participant's estate.

                                   ARTICLE VII

                                 ADMINISTRATION

         7.1 Administrator. Except as hereinafter provided, the Committee shall be responsible for the administrative responsibilities hereinafter described with respect to the Plan. Whenever any action is required or permitted to be taken in the administration of the Plan, such action shall be taken by the Committee unless the Committee's power is expressly limited herein or by operation of law. The Committee shall be the Plan "Administrator" (as such term is defined in Section 3(16)(A) of ERISA). The Committee may delegate its duties and responsibilities as it, in its sole discretion, deems necessary or appropriate to the execution of such duties and responsibilities. The Committee as a whole or any of its members may serve in more than one capacity with respect to the Plan.

         7.2 Powers and Duties. The Committee, or its delegates, shall maintain and keep (or cause to be maintained and kept) such records as are necessary for the efficient operation of the Plan or as may be required by any applicable law, regulation, or ruling and shall provide for the preparation and filing of such forms, reports, information, and documents as may be required to be filed with any governmental agency or department and with the Plan's Participants and/or other Beneficiaries.

         Except to the extent expressly reserved to the Company or the Board, the Committee shall have all powers necessary to carry out the administrative provisions of the Plan and to satisfy the requirements of any applicable law or laws. These powers shall include, by way of illustration and not limitation, the exclusive powers and discretionary authority necessary to:

                  (a) construe and interpret the Plan; decide all questions of eligibility; decide all questions of fact relating to claims for benefits; and determine the amount, time, manner, method, and mode of payment of any benefits hereunder;

                  (b) direct the Company and/or the trustee of any trust established at the discretion of the Company to provide for the payment of benefits under the Plan, concerning the amount, time, manner, method, and mode of payment of any benefits hereunder:

                  (c) prescribe procedures to be followed and forms to be used by Participants and/or other persons in filing applications or elections;

                  (d) prepare and distribute, in such manner as may be required by law or as the Committee deems appropriate, information explaining the Plan; provided, however, that no such explanation shall contravene the terms of this Plan or increase the rights of any Participant or Beneficiary or the liabilities of the Company;




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                  (e) require from the Company and Participants such information as shall be necessary for the proper administration of the Plan;

                  (f) appoint and retain individuals to assist in the administration and construction of the Plan, including such legal, clerical, accounting, and actuarial services as it may require or as may be required by any applicable law or laws; and

                  (g) perform all functions otherwise imposed upon a plan administrator by ERISA which are not expressly reserved to the Company or the Board, including, but not limited to, those supplemental duties and responsibilities described in the "Mellon Bank Corporation Corporate Benefits Committee Charter and Summary of Operations" approved by the Board on September 17, 1991 (the "CBC Charter").

         Without intending to limit the generality of the foregoing, the Committee shall have the power to amend the Plan, in whole or in part, in order to comply with applicable law; provided, however, that no such amendment may increase the duties and obligations of the Company without its consent. Except as provided in the preceding sentence or unless directed by the Human Resources Committee of the Board or otherwise required by law, the Committee shall have no power to adopt, amend, or terminate the Plan, said powers being exclusively reserved to the Human Resources Committee of the Board.

         7.3 Procedures. The Committee shall be organized and conduct its business with respect to the Plan in accordance with the organizational and procedural rules set forth in the CBC Charter.

         Notwithstanding the foregoing, if any member of the Committee shall be a Participant hereunder, then in any matters affecting any member of the Committee in his individual capacity as a Participant hereunder, separate and apart from his status as a member of the group of Participants, such interested member shall have no authority to vote in the determination of such matters as a member of the Committee, but the Committee shall determine such matter as if said interested member were not a member of the Committee; provided, however, that this shall not be deemed to take from said interested member any of his rights hereunder as a Participant. If the remaining members of the Committee should be unable to agree on any matter so affecting an interested member because of an equal division of voting, the Human Resources Committee of the Board shall appoint a temporary member of the Committee in order to create an odd number of voting members.

         7.4 Establishment of Rules. The Committee shall have specific authority in its sole discretion to construe and interpret the terms of the Plan related to its powers and duties, and to the extent that the terms of the Plan are incomplete, the Committee shall have authority to establish such rules or regulations related to its powers and duties as it may deem necessary and proper to carry out the intent of the Company as to the purposes of the Plan.

         7.5 Limitation of Liability. The Board, the members of the Committee, and any officer, employee, or agent of the Company shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company for any act, or failure to act, made in good faith in relation to the Plan. No bond or other security shall be required of any such individual solely on account of any individual's power to direct the Company to make the payments required hereunder.

         7.6 Compensation and Insurance. Members of the Committee shall serve without compensation for their services as such. Expenses incurred by members of the Committee in the performance of their duties as herein provided, and the compensation and expenses of persons retained or employed by the Committee for services rendered in connection with the Plan shall, upon approval by the Committee, be paid or reimbursed by the Company.

         The Company shall indemnify and/or maintain and keep in force insurance in such form and amount as may be necessary in order to protect the members of the Committee, their delegates and appointees (other than persons who are independent of the Company and are rendering services to the Committee or to or with respect to the Plan) from any claim, loss, damage, liability, and expense (including costs and attorneys' fees) arising from their acts or failures to act with respect to the Plan, except where such actions or failures to act involve willful misconduct or gross negligence.

         7.7 Removal and Resignation. Any member of the Committee may resign and the Company may remove any member of the Committee in accordance with the procedures established by the CBC Charter. The Committee shall remain fully operative pending the filling of any vacancies, the remaining Committee members having full authority to administer the Plan.

         7.8 Claims Procedure. The right of any Participant or Beneficiary to receive a benefit hereunder and the amount of such benefit shall be determined in accordance with the procedures for determination of benefit claims established and maintained by the Committee in compliance with the requirements of Section 503 of ERISA; which separate procedures, entitled Procedures for Determination of Benefit Claims, are incorporated herein by this reference.

                                  ARTICLE VIII

                        AMENDMENT AND TERMINATION OF PLAN

         Subject to the limitations of Article V, the Human Resources Committee of the Board may at any time amend or terminate the Plan in whole or in part. Except as provided below or in Article V, the Company is not obligated to continue any benefit, any insurance or any insurance policy after such action. Written notice of any amendment or termination of the Plan shall be given to each affected Participant in the Plan. If this Plan is terminated by the Company after the commencement of any benefit payments to the Beneficiary of a deceased Participant, the Company shall be obligated to continue payments to such Beneficiary in accordance with the terms of this Plan as in existence immediately prior to termination of this Plan.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Restriction on Assignment. The Participant may assign all or any part of his right, title, claim, interest, benefit and all other incidents of ownership which he may have in any life insurance coverage under this Plan, provided that any such assignment shall be subject to the terms of the Plan. Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable pursuant to any election of a




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


Survivor Income Option under Section 3.9 of this Plan, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable pursuant to an election of a Survivor Income Option shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

         9.2 Unsecured General Creditor. The provisions of this Section 9.2 shall apply to all benefits which are payable under the Survivor Income Option pursuant to Section 3.9 of this Plan. With respect to all benefits payable under the Survivor Income Option, the Participant and his Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interests, or claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, interests or claims in any life insurance policies, annuity contract, or the proceeds therefrom owned or which may be acquired by the Company ("Policies"). Such Policies or other assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Survivor Income Option of this Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

         9.3 Tax Liability and Withholding. A Participant may have income for federal, state or local income tax purposes by reason of the Economic Benefit of his insurance coverage provided by the Company under this Plan, both while he is employed with the Company and after his Retirement or termination of employment. The Participant and any Beneficiary shall make appropriate arrangements with the Company for the satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the provision of benefits under this Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

         9.4 ERISA Plan. This Plan is covered by Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") as a welfare benefit plan. The Company is the "named fiduciary" of the Plan for purposes of Section 402(a)(2) of ERISA.

         9.5 Employment Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Employee any right to be retained in employment with the Company.

         9.6 Protective Provisions. Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses so to cooperate, the Company shall have no further obligation to the Participant or his Beneficiary under the Plan. If a Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Participant's Beneficiary, provided, that in the Company's sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of any such action, misstatement or nondisclosure.

         9.7 Gender, Singular & Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity or the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

         9.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         9.9 Validity. In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of this Plan, and this Plan shall be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.

         9.10 Notices and Elections. Any notice or election required or permitted to be given to the Company or the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Human Resources Department of the Company. Such notice or election shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         9.11 Notice to Insurance Company. The Company shall be responsible for notifying the life insurance company which issues any Policy or Policies under this Plan of any changes in the ownership rights and interests of the Participant and the Company and of any changes in the Beneficiaries to receive death benefits under the Plan, and the life insurance company shall be entitled to rely upon such notification received from the Company.

         9.12 Applicable Law. This Plan shall be construed, regulated and administered in accordance with the laws of the Commonwealth of Pennsylvania, except insofar as state law is preempted by ERISA.

         9.13 Waiver of Breach. The waiver by the Company of any provision of this Plan shall not operate or be construed as a waiver of any subsequent breach by the Participant.

         9.14 Benefit. The rights and obligations of the Company under this Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 15th day of March, 1999, effective as of January 15, 1999.


ATTEST:                            MELLON BANK, N.A.



/s/ Carl Krasik                    By:  /s/ D. Michael Roark
---------------                         --------------------
Carl Krasik                             D. Michael Roark
Assistant Secretary                     Head Of The Human Resources Department




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